CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

ORIGIN STORAGE FILECOIN Mining Service Contract
ORIGIN STORAGE FILECOIN 挖矿服务合同

This Filecoin Mining Service Agreement (this "**Agreement**") is made as of **05/12/2023** ("**Effective Date**"), entered by and between:
本 Filecoin 挖矿服务协议（本"协议"）于 05/12/2023（"生效日期"）制定，由以下各方签订:

(1) **MERCURITY FINTECH TECHNOLOGY HOLDING INC**, a company registered in New York, United States, having its registered office address at 1330 Ave of Americas, New York, NY 10019] ("**Party A**"); and
MERCURITY FINTECH TECHNOLOGY HOLDING INC，一家在美国纽约州注册的公司，其注册办公地址位于 1330 Ave of Americas, New York, NY 10019（"甲方"）；以及

(2) **ORIGIN STORAGE PTE. LTD.**, a company registered in Singapore, having its registered office address at 3 Temasek Avenue, #22-01, Centennial tower Singapore 039190 ("**Party B**");
ORIGIN STORAGE PTE. LTD.，一家在新加坡注册的公司，其注册办公地址位于 3 Temasek Avenue, #22-01, Centennial tower Singapore 039190（"乙方"）

(collectively, the "**Parties**" and each a "**Party**") (统称为"双方"，各为"一方")

WHEREAS Party A wishes to procure Party B to provide Filecoin Mining services subject to the terms and conditions of this Agreement. The Filecoin Mining services include but not limited Storage Server services, Computing Sealing Server services and technical services (collectively referred to as "**Services**").

NOW, THEREFORE, the Parties mutually agree as follows:
鉴于甲方希望促使乙方根据本协议的条款和条件提供 Filecoin 挖矿服务。Filecoin 挖矿服务包括但不限于存储服务器服务、计算封装务器服服务和技术服务（"服务"）。因此，双方共同商定如下:

1. DEFINITIONS AND INTERPRETATION 定义和解释

1.1 In this Agreement, unless the context otherwise requires:
在本协议中，除非上下文另有要求，否则:

"**Business Day**": means a day (other than a Saturday or a Sunday) on which banks are open for business in Singapore;
"营业日"：指新加坡的银行开门营业的日子（周六或周日除外）；
"**Computing Sealing Server**": means the hardware used for Sector Sealing;
"计算封装服务器"：指用于扇区封装的硬件;
"**Filecoin**": means the open-source decentralized cloud storage marketplace, protocol and incentive layer on IPFS;
"**Filecoin**"：指 IPFS 上的开源的去中心化云存储市场、协议和激励层；
"**FIL**": means the native digital currency available as an incentive token who participates in the Filecoin network as a storage provider;
"**FIL**"：指作为激励存储提供商参与 Filecoin 网络，提供的原生数字货币；
"**Good Industry Practice**" means the standards which fall within the upper quartile in the global payment software and services industry for the provision of comparable services which are substantially similar to the Services or the relevant part of them, having regard to all relevant factors. Such standards include but are not limited to the exercise of that degree of care, diligence and skill which would reasonably and ordinarily be expected from a skilled, professional and experienced person engaged in the same type of undertaking under the same or similar circumstances;

"良好的行业惯例"是指在考虑到所有相关因素的情况下，在全球支付软件和服务行业提供与服务，或其相关部分基本类似的服务时，位于前 25%的标准。这些标准包括但不限于行使在相同或类似情况下从事同一类型业务的熟练度、专业性和有经验的人员在合理范围内和通常期望下的严谨性、勤勉程度和技术水平；

"**IPFS**": means InterPlanetary File System which is a protocol and peer-to-peer network for storing and sharing data in a distributed file system based on blockchain technology;

"IPFS"：指星际文件系统，它是一种协议和点对点网络，用于在基于区块链技术的分布式文件系统中存储和共享数据；

"**Mining**" or "**Mine**": means the process in which storage capacity is provided to the Filecoin network for the network users to store data and computing cryptographic proofs to verify storage over time in return for FIL;

"挖矿"：指向 Filecoin 网络提供存储容量，供网络用户存储数据并计算加密证明，以随着时间的推移验证存储，以换取 FIL 的过程；

"**Miner**": means the person who participates in Mining;

"矿工"：指参与挖矿的人；

"**Reward**": means as prescribed in Clause 2.2(d);

"奖励"：指第 2.2(d)条规定的方式；

"**Pledge Collateral**": means the initial commitment of FIL provided as a stake in the Filecoin network of which such FIL shall be used to collateralise storage;

"质押抵押品"：指为 Filecoin 网络中的股份提供的初始承诺的 FIL，此类 FIL 将用于抵押存储；

"**Sector**": means the basic unit of storage on Filecoin;

"**Sector**"：指 Filecoin 上的基本存储单位；

"**Sealing**": means the process to encode the data in the Sector with the use of the Computing Sealing Server;

"封装"：指使用计算封装服务器对扇区中的数据进行编码的过程;

"**Storage Server**": means the hardware that allows the storage of data for the purpose of Mining on Filecoin network.

"存储服务器"：指允许存储数据的硬件，以便在 Filecoin 网络上进行挖矿。

1.2 Words importing the singular include the plural and vice versa, words importing any gender include every gender, words importing persons include bodies corporate and unincorporate and references to time shall mean Singapore time.
表示单数的单词包括复数，反之亦然，表示任何性别的单词包括每个性别，表示人员的单词包括法人团体和非法人团体，对时间的引用应表示新加坡时间。

1.3 References to Clauses and other provisions in this Agreement and the Schedules to this Agreement are references to Clauses and other provisions of this Agreement and the Schedules to this Agreement and terms defined in the Recitals shall have the same meanings where used throughout this Agreement.
在本协议和本协议附表中提到的条款和其他规定是指本协议和本协议附表中的条款和其他规定，在附录中定义的术语在本协议中使用时应具有相同的含义。

1.4 Clause headings are for convenience of reference only and shall not affect the interpretation of this Agreement.
条款标题仅供参考，不得影响本协议的解释。

2. SERVICES 服务

2.1 Party A shall purchase the Services from Party B at the price and payment terms set out in Schedule 1.
甲方应按附表 1 中规定的价格和付款条件从乙方购买本服务。

2.2 Subject to the terms and conditions of this Agreement, Party B shall use due care and skill in accordance with Good Industry Practice to:
根据本协议的条款和条件，乙方应按照良好的行业惯例，采用适当的谨慎和技术，以：

(a) and seek to reasonably minimize material interruptions in this Mining process;

设法合理地减少此挖矿过程中的实质性中断;

(b) provide all technical services necessary for the purpose of Mining;
提供挖矿所需的所有必要技术服务;

(c) monitor the Computing Sealing Server and Storage Server through its own software system to have a comprehensive understanding of the data access in order to optimize Mining;
通过自己的软件系统监控计算封装服务器和存储服务器，全面了解数据访问情况，以优化挖矿；

(d) in view that FIL may be generated as a result of Mining ("**Reward**") during the duration of the Agreement, distribute such Reward to Party A's user ID that will be created for the Party A ("**UID**") in the Party B's mobile application ("**App**") on a daily basis, subject to Clause 2.3. Such Reward may be monitored in real-time on the decentralized Filecoin network.
根据第 2.4 条的规定，鉴于在本协议有效期内挖矿可能产生的 FIL（"奖励"），在乙方的移动应用程序（"App"）中，每天向甲方的创建的用户 ID（"UID"）分发该奖励。此类奖励可以在分散的 Filecoin 网络上实时监控。

2.3 The relevant service fees associated with the Computing Sealing Server services described in Schedule 1 is a unified charge, which includes charges for electricity, management and subscription of the computing power. Further the relevant service fees associated with Storage Server services described in Schedule 1 includes charges for the rental of the relevant Storage Server.
附表 1 所述计算密封服务器服务相关服务费用为统一收费，包括电费、管理费和算力订阅费。 此外，与附表 1 中描述的存储服务器服务相关的相关服务费用包括相关存储服务器的租赁费用。

2.4 Amount of the Reward that may be generated will subject to any blockchain transaction fees ("**Gas**")
可能产生的奖励金额将受到任何区块链交易费用（"**Gas**"）和乙方收取的技术服务费的影响

(a) In case of independent node where Party A owns the private key, Party A shall immediately transfer the technical service fee to the Party B's designated wallet on or before the end of each calendar day ;
在甲方拥有私钥的独立节点的情况下，甲方应在每天结束或之前，及时将技术服务费转入乙方的指定钱包;

(b) In all other cases, Party B will only distribute the Reward generated from Mining that is attributable to Party A after collecting the technical service fee due to Party B.
在所有其他情况下，乙方会在收取应付给乙方的技术服务费后，分配由挖矿产生的属于甲方的奖励。

2.5 Party A shall provide the initial FIL Pledge Collateral for the purpose of Mining. Such collateral ownership shall remain with the Party A when the Sector lifecycle has ended. Party A hereby represents and warrants that it is the legal and beneficial owner of such FIL Pledge Collateral and sent to the wallet address designated by Party B herein. Party A may withdraw the Pledge Collateral after the Pledge Collateral has been released according to the withdrawal rules. The amount of FIL shall be advised by Party B accordingly.
甲方应提供初始 FIL 质押抵押品用于挖矿。 当扇区生命周期结束时，此类抵押品所有权应归甲方所有。 甲方在此声明并保证其是该等 FIL 质押品的合法受益人，并发送至乙方在本协议中指定的钱包地址。 质押品按退还规则解除后，甲方可退回质押品。 FIL 的数量由乙方另行通知。

2.6 Party A agrees that the Party B may use its affiliates and any third-party contractors, vendors and/or service providers to provide the services in whole or in part in this Clause **Error! Reference source not found.**.
甲方同意，乙方可以使用其关联公司和任何第三方承包商、供应商和/或服务提供商来提供本第 **Error! Reference source not found.**条中的全部或部分服务。

2.7 Changes deemed necessary by Party B due to technical upgrades, software updates, etc., or acts that may optimize the software services shall be considered as Party B's authority. Party A shall unconditionally defer to

Party B's professional opinion, whereby Party B's unilateral acts of change shall not be considered as a breach of contract.
因技术升级、软件更新等原因，乙方认为有必要进行的变更，或可优化软件服务的行为，应视为乙方的权力，甲方应无条件信任乙方的专业性，据此乙方的单方变更行为，不视为违约。

2.8 The Services provided herein shall be effective on the Effective Date. Party B has the right to refuse or charge a fee for the service requests made by Party A other than those provided in writing in this Clause **Error! Reference source not found.**.
本条款提供的服务应在生效日期生效。乙方有权拒绝甲方提出的除本第 2 条书面规定以外的服务要求或收取一定的费用。

2.9 This Agreement shall come into force as of the date of signature by both Parties. Party B's Services for Mining shall terminate [720] calendar days after the first Filecoin block is generated. The creation time of the first Filecoin block shall be subject to the publication time on http://filecoin.io.
本协议自双方签署之日起生效。乙方的挖矿服务应在第一个 Filecoin 区块生成后的 [720] 日历天终止。第一个 Filecoin 区块的创建时间应以 http://filecoin.io 的发布时间为准。

3. [BLANK 空]

4. Payment 付款

4.1 Account Information 账户信息

(a) Party A shall pay the total amount under this Agreement to Party B in a lump sum by transfer on the date of signing this Agreement. All prices do not include tax, including but not limited to value-added tax and/or goods and services tax.
甲方应在本协议签署之日以转账方式向乙方一次性支付本协议项下的总金额。所有价格均不含税，包括但不限于增值税和/或商品及服务税。

(b) Party A shall make the relevant payment to Party B's designated bank account or wallet address (as applicable) as follows:
(b) 甲方应按以下方式向乙方指定的银行账户或钱包地址（如适用）支付相关款项：

Digital Wallet Address [***]

[redacted]

Bank Account Details [***]

[redacted]

4.2 According to the provisions of relevant income tax laws, each Party shall bear its own respective income tax liability in accordance with their respective tax obligations under all applicable laws.

根据相关所得税法的规定，各方应根据所有适用法律规定的各自纳税义务，承担各自的所得税责任。

5. Rights and Obligations of Both Parties 双方权利及义务

5.1 Rights and obligations of Party A 甲乙方权利义务

5.1.1 Party A acknowledges and accepts 甲方承认并接受:

(a) the risks associated with blockchain technologies, cryptographic currencies and Mining;
与区块链技术、加密货币和挖矿相关的风险;

(b) the Reward generated by Mining is dependent on various factors which include factors that may not be under the control by Party B;
挖矿产生的奖励取决于各种因素，包括不受乙方控制的因素;

(c) the risks of blockchain protocol and network, including instability, congestion, high transaction costs, network latency, information security, regulatory risk and technological and operational errors;
区块链协议和网络的风险，包括不稳定，拥堵，高交易成本，网络延迟，信息安全，监管风险以及技术和操作错误;

(d) in view of the particularity of blockchain networks, Party B is not responsible for any diminished Rewards if Mining rules has been changed, interrupted or terminated in part or in whole on the Filecoin network; and
鉴于区块链网络的特殊性，如 Filecoin 网络上的挖矿规则部分或全部被更改，中断或终止，乙方不对任何减少的奖励负责;以及

(e) it is exclusively responsible for the confidentiality of its login credentials to the App.
甲方对其登录 App 的凭证的保密性负完全责任。

5.1.2 If Party A has the ownership of the Servers, Party A shall take the Servers away before the expiration of the Services; if Party A needs Party B's assistance in mailing the Servers, Party A shall inform Party B of the designated mailing address of the Servers two weeks in advance, and Party A shall bear the mailing cost.
如甲方拥有服务器的所有权，甲方应在服务期满前将服务器带走；如甲方需要乙方协助邮寄服务器，甲方应提前两周将服务器的指定邮寄地址告知乙方，并由甲方承担邮寄费用。

5.1.3 In the event Party A has possession, custody or control of the private key, Party A undertakes that it is the sole and exclusive responsibility of Party A to ensure that the private key shall not be provided, leaked or otherwise disclosed to any third parties. Party A undertakes that Party B will not be responsible for any losses due to Party A’s provision, leakage or disclosure of its private key to any third party or as a result of a loss of access to its private key.
在甲方占有、保管或控制私钥的情况下，甲方承诺，确保不向任何第三方提供、泄露或以其他方式披露私钥是甲方的唯一和专属责任。甲方承诺，乙方不对因甲方向任何第三方提供、泄露或披露其私钥，或因失去对其私钥的访问而造成的任何损失负责。

5.2 Rights and obligations of Party B 乙方权利义务

5.2.1 Party B has the right to refuse or charge a certain fee for the service requests made by Party A other than those agreed in this Agreement. In the event that the Server(s) belong to Party A, Party B can provide Servers maintenance service to Party A upon Party A's application, but the corresponding expenses incurred, if any, shall be borne by Party A. The specific expenses shall be determined by Party A and Party B before the maintenance.
乙方对甲方提出的关于本协议约定以外的服务请求有权拒绝或者收取一定费用。如服务器属于甲方，经甲方申请，乙方可向甲方提供服务器维护服务，但发生的相应费用.如有，由甲方承担，具体费用由甲乙双方在维护前确定。

5.2.2 In view of the particularity of network services, if the Servers provided by Party B may or has been changed, interrupted, or terminated in part or in whole, Party B shall notify Party A 30 days in advance and assist Party A to find an alternative and effective solution to best reasonable efforts.
鉴于网络服务的特殊性，若乙方提供的存储服务可能出现或者已经出现部分或全部变更、中断或终止，乙方应提前三十天通知甲方，并协助甲方寻找替代的有效解决方案。

5.2.3 Party B shall maintain the service platform or related Servers periodically. If the Services are interrupted or functions cannot be fully performed due to such circumstances, directly caused by Party B, then Party B shall immediately rectify the service disruption and the term of the contract shall be extended to compensate for the downtime caused by such service disruption.
乙方应定期对服务平台或相关服务器进行维护。如因乙方直接原因导致服务中断或功能无法完全发挥，则乙方应立即纠正服务中断，并延长合同期限以补偿因服务中断而造成的停机时间。

5.2.4 Party B shall ensure that Party A's private key of the relevant node (**node nos.** [***] [redacted]) are hosted securely, and if the private key is leaked due to reasons solely which are solely within Party B's control and responsibility, Party B shall be reasonably liable for the losses which are directly caused by Party B's actions or omission.
乙方应确保甲方相关节点（**节点号:** [***] [redacted]）的私钥安全托管，如因完全属于乙方控制和责任范围内的原因导致私钥泄露，乙方应合理承担因乙方作为或不作为直接造成的损失。

5.2.5 Party B shall release and cause all the assets in the node belonging to Party A to be returned to Party A upon the relevant node's (**node nos.** [***] [redacted]) expiration.
乙方应在相关节点（**节点编号:**[***] [redacted]）到期后，将节点内属于甲方的所有资产释放并归还甲方。

6. REPRESENTATION AND WARRANTY 声明和保证

6.1 Party A represents and warrants that 甲方声明并保证:

(a) it has full power and authority to enter into the Agreement;
甲方有充分的权力和授权签订协议;

(b) neither it nor any of its subsidiaries or, to the best knowledge of the Party or its representatives, any of its directors, officers, shareholders or employees is such an entity or individual who is a target of any sanction law or the country or region in which they are located, bound, organized, or settled, or their government, is currently the target of national sanctions imposed by the sanctioning organ of any sovereign national government.
甲方或其任何子公司，或据该方或其代表所知，其任何董事、高级职员、股东或员工均不是任何制裁法律或其所在国家或地区或其政府的目标实体或个人，也不是当前任何主权国家政府的制裁机构实施国家制裁的目标。

(c) it will comply with all laws and regulations applicable to its provision, or use, of the Services in their respective jurisdiction. If for any reason whatsoever the Party conducts or continues any activities that breach any applicable laws, then the Party shall bear full responsibility for compliance with all applicable laws in relation to the activities contemplated herein. Party A has sole and exclusive responsibility for compliance with all applicable laws in relation to the activities contemplated hereunder and agrees that Party B is only a technology service provider. If Party B reasonably suspects that Party A is in breach of any applicable laws, Party B shall be entitled to terminate the Agreement immediately without prior notice. If for any reason whatsoever Party A continues any activities that breach any applicable laws, then Party A shall bear full responsibility for compliance with all applicable local laws in relation to the activities contemplated herein. Party A shall indemnify Party B (including its shareholders, directors, employees, agents, and representatives) absolutely and forever, from and against all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, legal fees, and any other expenses whatsoever, whether criminal, civil, or commercial in nature, arising from Party A's aforementioned responsibility to comply with all

applicable local laws.
甲方将遵守其使用本协议项下的服务所适用的所有相关法律。如果由于任何原因，甲方进行或继续进行任何违反任何适用法律的活动，那么甲方应承担遵守与本协议所设想的活动有关的所有适用法律的全部责任。甲方对遵守与本协议所设想的活动有关的所有适用法律负有唯一和专属责任，并同意乙方只是一个技术服务提供商。如果乙方合理地怀疑甲方违反了任何适用的法律，乙方有权立即终止本协议，而无需事先通知。如果出于任何原因，甲方继续进行任何违反任何适用法律的活动，那么甲方应承担遵守与本协议所设想的活动有关的所有适用的当地法律的全部责任。因甲方遵守所有适用的当地法律的责任而引起的索赔、行动、损害、诉讼、责任、义务、成本、费用、收费、法律费用和任何其他费用，无论是刑事、民事或商业性质的，甲方应绝对且永远地赔偿乙方（包括其股东、董事、雇员、代理人和代表）。

(d) In the course of using the software and/or Servers provided by Party A, Party A shall be exclusively responsible for any loss of data, loss of increase in cost caused by any fault in the software, server failure, operation error as well as any loss caused by not using the software according to the normal operation specification or by theft, loss, damages or misuse of the software.
甲方及其服务器在使用软件过程中，因设备故障、操作失误等造成的数据丢失、损失或费用增加等，以及因未按正常操作规范使用本软件或因本软件被盗、丢失、损毁、误用所造成的损失均由甲方自行承担责任。

6.2 Party B represents and warrants that 乙方声明并保证:

(a) it shall use commercially reasonable endeavors and due care and skill in relation to its obligations as a technical service provider and the online operation of the node for the purpose of Mining;
应尽商业上合理的努力和应有的谨慎和技能来履行其作为技术服务提供者的义务，并为挖矿的目的在线运营节点。

(b) it shall use commercially reasonable efforts to verify that the relevant software and systems utilised are reasonably free of known software bugs that may affect cybersecurity of the Servers. Party A also acknowledges that it must use commercially reasonable endeavors and due care and skill in relation to the cybersecurity measures taken to maintain the cybersecurity of the Services.
应尽商业上合理的努力，来验证所使用的相关软件和系统合理地不存在可能影响服务器网络安全的已知软件漏洞。甲方承认，也需要尽商业意义上合理的努力、谨慎工作且使用合理的技能，以维护服务的网络安全；

7. INDEMNIFICATION 赔偿

7.1 Nothing in this Agreement will operate to exclude or limit a Party's liability:
本协议中的任何内容均不得排除或限制一方在以下情况下的责任:

(a) for such Party's fraud, gross negligence, willful misconduct, or fraudulent misrepresentation;
因该方的欺诈、重大过失、故意不当行为或欺诈性不实陈述;

(b) for death or personal injury resulting from that Party's negligence;
因该方的过失而造成的死亡或人身伤害;

(c) to pay any monetary amounts due under this Agreement; or
支付根据本协议应付的任何货币金额;或

(d) to the extent that it cannot be lawfully excluded or limited, and each of the following provisions of Clause 7 is subject to this Clause 7.1.
在无法合法排除或限制的范围内，第 7 条的以下各条款均受本第 7.1 条的约束。

7.2 Party A shall indemnify, defend and hold harmless the Party B (including its shareholders, directors, employees, agents, and representatives) absolutely and forever, from and against all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, legal fees and any other expenses whatsoever, whether criminal, civil, or commercial in nature, arising from its aforementioned responsibility to comply with all applicable laws.

因上述遵守所有适用法律的责任而产生的所有索赔、行动、损害、诉讼、责任、义务、成本、费用、收费、法律费用和任何其他费用，无论是刑事、民事还是商业性质的，甲方应绝对和永远地赔偿、保护乙方（包括其股东、董事、雇员、代理人和代表）。

7.3 Party B shall be exclusively responsible for any direct losses, including but not limited to, equipment failure, operation error, as well as any loss caused by not using the software according to the normal operation specification or by loss, damage or misuse of the software attributable to Party B's gross negligence, fraud and/or willful misconduct.
乙方对任何直接损失承担全部责任，包括但不限于设备故障、操作错误，以及因未按正常操作规范使用本软件或因乙方重大过失、欺诈和/或故意不当行为而导致的软件丢失、损坏或误用而造成的任何损失。

7.4 Both Parties shall strictly perform this Agreement, if either Party who violates this Agreement shall compensate the other Party for the loss caused. If either party fails to fulfill its obligations sufficiently and promptly under this Agreement, it shall be deemed as breach of contract. If one Party breaches this Agreement, the other Party has the right to request the delinquent party to stop the breaches and take remedial measures, if the delinquent Party does not stop delinquent behavior or complete remedy, within 7 Business days after being requested, observant Party has the right to unilaterally terminate this Agreement. When the notice reaches the delinquent Party to terminate the Agreement, the Agreement termination will not affect the observant party in requesting the delinquent Party to bear the liability for breaching this Agreement.
双方应严格履行本协议，违反本协议的一方应赔偿另一方因此遭受的损失。任何一方未能充分、及时地履行义务，均视为违约。如果一方违反本协议，另一方有权要求违约方停止违约并采取补救措施，如果违约方未停止违约行为或完成补救，则在被要求后 7 营业日内，遵守方有权单方面终止本协议。当通知到达违约方终止本协议时，协议终止不会影响遵守方要求违约方承担违反本协议的责任。

7.5 With the exception of mandatory laws to the contrary, Party B's total and accumulated liability, regardless of the cause and the number of claims, shall be limited to the amount paid by Party A to Party B for the relevant services in the twelve (12) months preceding the event giving rise to such liability in this Agreement.
除强制性法律规定与此相反外，乙方的全部和累计责任，不论原因和索赔次数，都应限于甲方在本协议中引起该责任的事件之前的十二个月内为相关服务向乙方支付的金额。

7.6 Under no circumstances can Party B be liable for:
在任何情况下，乙方均不承担以下责任:

(a) any special, incidental, punitive, consequential or indirect loss, damage, cost and expense whatsoever; and
任何特殊的、偶然的、惩罚性的、后果性的或间接的损失、损坏、成本和任何费用；以及

(b) any lost profits, lost goodwill (or any other damage to reputation), loss of revenue, loss of business, loss of contracts, loss of anticipated savings, business interruption, loss of opportunity, loss of bargain or lost or corrupted data, in each case regardless of whether any of these types of losses are direct, indirect or consequential, even if that Party was aware of the possibility that such Losses might be incurred by the other Party.
在任何情况下，任何利润损失、商誉损失（或任何其他声誉损害）、收入损失、业务损失、合同损失、预期储蓄损失、业务中断、机会损失、讨价还价损失或数据丢失或损坏，无论这些类型的损失是直接的、间接的还是后果性的，即使该方知道另一方可能遭受此类损失的可能性。

7.7 If Party A delays in making any payment, it shall pay a penalty equal to 0.3% of the overdue payment per day, aggregated daily and calculated from the relevant payment due date. If the delay exceeds fourteen (14) days, Party B shall have the right to terminate the Agreement. The fees paid by Party A including the advance payment (if any), shall be deemed as termination compensation and shall not be returned by Party B. If Sealing is interrupted due to Party A's failure to perform any payment obligation on time (including but not limited to any

failure or delay in paying reserve top-up on time) and the period exceeds seven (7) days, Party B has the right to terminate the Sealing services after informing Party A.
若甲方逾期付款，每日应支付逾期付款0.3%的违约金。违约金每日累计，并从相关付款项到期日开始计算。如果延迟超过十四天，乙方有权终止协议。甲方支付的费用，包括预付款（如有），应视为赔偿款，乙方不得退还。因甲方未按时履行任何支付义务（包括但不限于无法或延迟支付储备金充值）导致计算封装服务中断，且期限超过七天的，乙方有权在通知甲方后终止计算封装服务。

7.8 Any breach by either Party of the relevant terms and conditions under this Agreement shall constitute a breach of contract. Unless otherwise agreed herein, the non-breaching Party shall have the right to require the breaching Party to take remedial measures, continue to perform the Agreement and compensate the non-breaching Party for losses caused thereby.
任何一方违反本协议项下的条款或条件，均构成违约。除本协议另有约定外，守约方有权要求违约方采取补救措施，继续履行协议和赔偿给守约方由此造成的损失。

7.9 If Party A rescinds the Agreement without the agreement of both parties, Party A shall compensate Party B for the loss of cost and prospective or anticipated profit.
如甲方未经双方同意解除本协议，甲方应赔偿乙方成本损失和预期利润的损失。

8. INTELLECTUAL PROPERTY RIGHTS 知识产权

8.1 Any intellectual property rights relating to the Services hereunder (including but not limited to any and all software, documents, or data accompanying or constituting the Servers or included in the Servers) shall be owned by Party B or its third-party suppliers. Party A shall not illegally use or infringe the intellectual property rights of Party B or its third-party suppliers in any way, otherwise, Party B has the right to request Party A to take immediate remedial measures and assume full responsibility, including but not limited to immediately stopping the infringement, eliminating the impact and compensating Party B or its third-party suppliers for all losses suffered, etc.
与此处所述的服务相关的任何知识产权（包括但不限于伴随、构成产品或包含在产品中的任何及所有软件、文档或数据），均由乙方或其第三方供应商享有。甲方不得以任何方式非法使用或侵犯乙方或其第三方供应商的知识产权，否则乙方有权要求甲方立即采取补救措施并承担全部责任，包括但不限于立即停止侵权行为、消除影响、赔偿乙方或第三方供应商遭受的全部损失等。

8.2 Party A shall not engage in any commercial activities in the name of Party B other than Services under this Agreement, nor shall it commit additional technical commitments to end customers beyond the technical scope of Servers or Services provided by Party B. Otherwise, the caused adverse impact and losses of Party B and third parties shall be borne exclusively by Party A.
甲方不得以乙方的名义从事本协议规定的服务之外的任何商业活动，也不得在乙方提供的服务器或服务的技术范围之外向终端客户作出额外的技术承诺。否则，由此造成的对乙方及第三方的不利影响和损失，由甲方自行承担。

8.3 Party A shall not use or copy Party B's trademark, logo, copyright works, business information, technology and other materials without Party B's written permission. Party A shall obtain Party B's written permission before using the company name, trademark, trade name, brand, domain name and website of Party B.
未经乙方书面许可，甲方不得使用或复制乙方的商标、标识、版权作品、商业信息、技术等资料。甲方使用乙方的公司名称、商标、商号、品牌、域名和网站前，应取得乙方的书面许可。

8.4 Party A warrants not to crack, reverse engineer, decompile or disassemble the hardware, service and the software, platform interface and website links provided by Party B; Party A warrants not to modify the contents, functions, logic and other aspects of the services contained herein this Agreement.
甲方保证不对乙方提供的硬件、服务以及软件、平台界面和网站链接进行破解、反向工程、反编译或反

汇编；甲方保证不对本协议所包含的服务内容、功能、逻辑及其他方面进行修改。

9. CONFIDENTIALITY CLAUSE 保密条款

9.1 Unless otherwise agreed by both parties, neither party shall disclose the existence of this Agreement and any of its contents to a third party without the consent of the other party.
除非双方另有约定，未经对方同意，任何一方不得向第三方披露本协议的存在及其任何内容。

9.2 Both Party A and Party B shall ensure the confidentiality of the documents, material, any intellectual property including but not limited to the source code and/or object code licensed hereunder, and Confidential Information obtained from the other party during the negotiation, signing and execution of this Agreement, which cannot be obtained from any public channel. The party receiving Confidential Information ("**receiving party**") shall undertake the following obligations to the party disclosing Confidential Information ("**disclosing party**"):
甲乙双方均应对文件、资料、任何知识产权进行保密，包括但不限于本协议项下许可的源代码和/或目标代码，以及双方在本协议协商、签署和执行过程中从对方处获取的、无法从任何公告渠道获取的信息（"**保密信息**"）。保密信息接收方（"**接收方**"）应当对保密信息披露方（"**披露方**"）承担以下义务：

(a) The receiving party shall:
接收方应当：

i. apply the same security measures and degree of care, but no less than reasonable care, to the Confidential Information as the receiving party applies with respect to such information of its own that it does not desire to disclose, publish or disseminate, which the receiving party warrants as providing adequate protection from unauthorized disclosure, copying or use;
对机密信息采取与接收方对其不想披露、发布或传播的其自身信息所适用的相同的安全措施和谨慎程度，但不低于合理的谨慎程度，接收方 保证提供足够的保护，防止未经授权的披露、复制或使用；

ii. promptly notify the disclosing Party of any unauthorized release, disclosure or access to the Confidential Information or any part thereof;
及时通知披露方未经授权的发布、披露或访问保密信息或其任何部分；

iii. not disclose Confidential Information to any third party;
不得向任何第三方披露保密信息；

iv. prevent Confidential Information from being leaked or stolen;
防止保密信息泄露或被盗；

v. take adequate remedial measures and notify the disclosing party without delay when a leak or steal occurred or is likely to occur;
在发生或可能发生泄漏或盗窃时，采取充分的补救措施，并立即通知披露方；

vi. take measures to prevent Confidential Information from becoming publicly accessible and notify the disclosing party without delay when the authority requests disclosure;
采取措施防止保密信息被公开获取，并在主管部门要求披露时立即通知披露方；

vii. only disclose, for the purpose of this Agreement, confidential information to the personnel of the receiving party who have a need to know such Confidential Information to perform activities contemplated under this Agreement, who has entered into a confidentiality agreement with the receiving party, under which confidentiality obligations equivalent to the provisions hereunder, to the extent necessary and in the form necessary, and guarantee that such personnel comply with confidentiality obligations under this Clause 9; and
仅出于本协议的目的，将保密信息披露给需要知道此类保密信息以执行本协议设想的活动的接收方人员，该人员已与接收方签订了保密协议，在必要的范围内以必要的形式承担相当于本条款规定的保密义务，并保证此类人员遵守本第 9 条规定的保密义务；并且

viii. at request of disclosing party, return or destroy the Confidential Information as required by disclosing party and issue a written statement to the disclosing party recording the fact of return or destruction.

应披露方的要求，按照要求返还或销毁保密信息，并向披露方出具书面声明，记录返还或销毁的事实。

9.3 Confidential Information means:
保密信息指：

(a) Information about the existence and content, performance of this Agreement, and the expected transactions under this Agreement; and
关于本协议的存在和内容、履行情况以及本协议项下预期交易的信息；

(b) All exclusive, confidential, non-public technical information and/or commercial information disclosed by the disclosing party to the receiving party, including but not limited to:
披露方向接收方披露的所有独家的、保密的、非公开的技术信息和/或商业信息，包括但不限于：

i. any technical information such as R&D design, service or product design concepts/ideas, source code, object code, software documentation, products and specifications, data, models, samples, drafts and product test results disclosed by the disclosing party to the receiving party or its employees before or after signing of this Agreement;
披露方在签署本协议之前或之后向接收方或其员工披露的任何技术信息，如研发设计、服务或产品设计概念/想法、源代码、目标代码、软件文档、产品和规范、数据、模型、样品、草案和产品测试结果；

ii. business information, such as marketing requirements and strategies, product plans and prices, clients lists, direction of business development, others involving in the management and operation systems and processes;
业务信息，如营销需求和策略、产品计划和价格、客户名单、业务发展方向、其他涉及管理和运营系统和流程的信息；

iii. any information of the other party and/or its related party, obtained by signing and performing this Agreement, and any information, software, data and other information data obtained by performing this Agreement; and
通过签署和履行本协议而获得的另一方和/或其关联方的任何信息，以及通过履行本协议而获得的任何信息、软件、数据和其他信息数据；以及

iv. other information disclosed by the disclosing party to the receiving party and subject to confidentiality obligations to third parties (whether such information is written, oral, graphic, Internet or any other form of disclosure).
披露方向接收方披露且对第三方负有保密义务的其他信息（无论该信息是书面、口头、图形、互联网或任何其他形式的披露）。

9.4 Confidential Information does not include the following:
保密信息不包括以下内容：

(a) information that was already in the receiving party's possession, without confidentiality obligation;
接收方已经掌握的、无保密义务的信息；

(b) information known to the public at or before the disclosure by the disclosing party;
披露方披露时或披露前为公众所知的信息；

(c) information known to the public after disclosure, but not for the faults of the receiving party;
披露后为公众所知悉的信息，但非接收方的过错；

(d) information that the receiving party gains from a third party, without confidentiality obligation;
接收方从第三方获得的信息，不承担保密义务；

(e) information that must be disclosed according to court orders or requirements of governments or local authorities with jurisdiction; or
根据法院命令或具有管辖权的政府或地方当局的要求必须披露的信息； 或者

(f) information disclosed to relevant government departments, intermediary agencies, and the public in accordance with relevant national laws and regulations.
根据国家有关法律法规向政府有关部门、中介机构和公众披露的信息。

9.5 The receiving party shall obtain the written consent of the disclosing party before any Confidential Information can be disclosed.
接收方在披露任何保密信息前，应取得披露方的书面同意。

9.6 The receiving party shall keep the relevant confidential information confidential unless and until the Confidential Information is legally disclosed pursuant to this Agreement.
除非保密信息根据本协议合法披露，否则接收方应对相关保密信息保密。

9.7 Responsibility for unauthorized disclosure. If either Party breaches its confidentiality obligation under this Agreement, it shall be liable for breach of this Agreement (including but not limited to the attorney's fee, arbitration fee, travel fee, evaluation fee, printing fee, and audit fee for investigating liabilities for breach of this Agreement). The receiving party acknowledges that damages may not be an adequate remedy for the breach of any of the confidentiality provisions hereunder. Accordingly, without prejudice to any other rights and remedies it may have, the disclosing party shall be entitled to seek the granting of equitable relief (including without limitation injunctive relief) concerning any threatened or actual breach of any of the confidentiality provisions of this Agreement.
未经授权披露的责任。如果任何一方违反其在本协议项下的保密义务，其应承担违反本协议的责任（包括但不限于律师费、仲裁费、差旅费、评估费、印刷费和调查违反本协议责任的审计费）。接收方承认，损失赔偿可能不是违反本协议任何保密条款的适当补救措施。因此，在不损害其可能拥有的任何其他权利和补救措施的情况下，披露方应有权就任何威胁或实际违反本协议任何保密条款的行为寻求衡平救济（包括但不限于禁令救济）。

9.8 Party B may outsource its obligations under this Agreement to a third party, and Party B may disclose to that third party the Confidential information necessary to perform the outsourcing. Party B guarantees that the third party shall bear the same confidentiality responsibility as Party B.
乙方可将其在本协议项下的义务外包给第三方，乙方可向该第三方披露履行外包所需的保密信息。乙方保证第三方承担与乙方同等的保密责任。

10. FORCE MAJEURE 不可抗力

10.1"**Force Majeure**" means the circumstances and conditions which neither party can foresee nor control nor avoid, and would render it impossible for either Party to fulfill their obligations under this Agreement, or delay such fulfillment. Force Majeure referred to in this Agreement includes, but is not limited to, natural disasters such as floods, fires, droughts, typhoons, earthquakes, and social events such as war (whether declared or not), turmoil, strikes, government actions, policies or laws, and other circumstances beyond the control of the parties to the Agreement, unforeseeable and unavoidable, affecting the performance of their obligations, such as hacking (eg. DDoS attacks), equipment failures, network failures, service failures caused by power outages of cloud service providers, or digital currency damage/loss caused by but not limited to viruses and bugs.
“不可抗力”是指任何一方均无法预见、无法控制或避免并导致甲乙双方无法履行或延迟履行本协议项下义务的情况和条件。本协议中提及的不可抗力包括但不限于洪水、火灾、干旱、台风、地震等自然灾害，以及战争 (无论是否宣战)、动乱、罢工、政府行为、政策或法律等社会事件，以及协议双方无法控制、无法预见和不可避免的影响其履行义务的其他情况，如黑客攻击 (如 DDoS 攻击)、设备故障、网络故障、云服务提供商断电导致的服务故障、管理故障或包括但不限于病毒和漏洞导致的数字货币损坏/损失。

10.2The affected party shall immediately notify the other Party three (3) Business Days after the occurrence of the Force Majeure event and shall, within seven (7) Business Days thereafter, provide the other Party with proof in writing causing the failure or delay of performance in whole or in part.
受影响方应在不可抗力事件发生后三个营业日内立即书面通知另一方，并应在此后七个营业日内向另一方提供导致产品全部或部分故障或延迟的书面证据。

10.3If the performance of either party's obligations under this Agreement is delayed or prevented by force majeure and the parties agree that neither party shall be liable to the other for the delay or inability to perform, nor shall they claim damages therefor. However, both parties shall immediately take effective measures to deal with the impact of the above-mentioned Force Majeure event and minimize possible losses to the other party. After the effect of the Force Majeure situation or event has disappeared, both parties may negotiate to continue to perform relevant obligations under this Agreement within a reasonable time.
如果任何一方履行本协议项下的义务因不可抗力而延迟或受阻，且双方同意，任何一方均不对另一方的延迟或无法履行承担责任，也不得因此要求赔偿损失。但是，双方应立即采取有效措施应对上述不可抗力事件的影响，尽量减少对另一方可能造成的损失。不可抗力情况或事件的影响消失后，双方应协商在合理时间内继续履行本协议项下的相关义务。

10.4If the Agreement cannot be performed within 30 days from the date of the force majeure event and both Parties fail to reach an agreement, either Party shall have the right to terminate the Agreement. If this Agreement is terminated for the above reason, the Parties shall not be liable to each other for breach of contract.
若在不可抗力事件发生之日起 30 日内协议仍无法履行的，双方亦无法达成一致意见的，则任何一方均有权终止本协议。本协议因此而终止的，双方互不承担违约责任。

11. MODIFICATION AND TERMINATION OF THE AGREEMENT 协议的变更与解除

11.1Any modification or termination of this Agreement shall not affect the confidentiality obligations of both parties or the validity of the provisions of this Agreement regarding dispute resolution.
对于本协议的变更和解除，均不影响双方的保密义务的承担以及本协议中关于解决争议的条款的效力。

11.2If the provisions or other contents of this Agreement are changed for reasons attributable to Party A, and Party B needs to change the relevant contents of this Agreement and increase party B's workload, Party A shall be in breach of contract.
由于甲方的原因而变更本协议约定或其它内容的，如果导致乙方需要对本协议的相关内容进行变更并增加乙方的工作量的，则按甲方违约处理。

11.3The authenticity and accuracy of the data recorded in Party B's Server shall prevail for all types of data values between Party A and Party B.
对于甲乙双方之间的各类数据值，以乙方服务器中记录的数据的真实性及准确性为准。

12. NOTICES 通知

12.1Notices or other communications by the Parties hereto in connection with this Agreement shall be made in writing and sent to the communication information of the other Party shown at the top of the text. The Parties hereto shall promptly notify the other Party of any change in their communication information. The original communication information of the other Party shall remain the valid communication information of the other Party until the other Party receives the notification of the change of communication information in accordance with the provisions of this article.
本协议各方互相发出与本协议有关的通知或其他通讯，应以书面方式作出，发送至文首所示对方的通讯信息。本协议各方的通讯信息发生变化时，应及时通知对方。在本协议的一方依照本条规定收到另一方通讯信息变更的通知之前，另一方的原通讯信息仍应被视为该方的有效通讯信息。

12.2A notice shall be sufficiently given or served if delivered or sent:
在以下情况下，应向有关方面发出或送达明确且完备的通知：

if to Party A, to 对甲方: [***]
Email Address 邮件地址 : [redacted]
Attention 关涉人 :

if to Party B, to 对乙方 [***]
Email Address 邮件地址 : [redacted]
Attention 关涉人 :

12.3Notice shall be deemed to have been delivered to the notified Party on:
通知在下列日期视为送达被通知方。

(a) the date of receipt of service is obtained if it is delivered by specially-assigned person;
以专人发送的，取得送达回执之日；
(b) the date of proper delivery if it is sent by courier;
以快递发送的，妥投之日为送达日；
(c) the date of confirmation of successful delivery in the system of the notifying Party if it is sent by e-mail or instant messenger.
以电子邮件、即时通讯工具发送的，通知方系统中确认发送成功之日。

12.4If either Party changes its mailing address or contact information, it shall notify the other Party in writing on the day of the change. If either Party violates the foregoing provisions, unless otherwise provided by law, the changing Party shall be liable for the resulting effects and losses.
如一方通讯地址或联络方式发生变化，应自发生变化之日当天，以书面形式通知其他方。任何一方违反前述规定，除非法律另有规定，变动一方应对由此而造成的影响和损失承担责任。

12.5This Clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution. For the purposes of this clause, "writing" shall not include e-mail.
本条款不适用于任何法律诉讼中的任何程序或其他文件的送达，或在适用的情况下，任何仲裁或其他争议解决方法的送达。就本条款而言，“书面”不包括电子邮件。

12.6Any notice or other communication received on a non-working day or non-business hours of the receiving place shall be deemed to be received on the following working day. In the event the receiver intentionally refuses or delays the receipt or fails to receive due to the reasons of the receiver, the receipt time shall be the date on which notice is rejected or delayed for the first time, or can normally be served.
在非工作日或接收地的非工作时间收到的任何通知或其他消息，应被视为是在下一个工作日收到的。如果接收方故意拒绝或延迟接收，或由于接收方的原因而未能接收，则接收时间应为通知首次被拒绝或延迟接收，或可以正常送达的日期。

13. ANTI-COMMERCIAL BRIBERY 反商业贿赂

13.1Both Parties clearly understand that commercial bribery violates the law and will be severely punished by the law and warrant to strictly observe the laws and regulations related to anti-commercial bribery.
双方明确理解商业贿赂违反法律并将受到法律的严惩，双方保证严格遵守与反商业贿赂有关的法律法规。

13.2Both Parties undertake not to provide or give any benefits to the other party's agent or other relevant personnel in order to gain trading opportunities or competitive advantages. These benefits include, but are not limited to, rebates, cash, shopping cards, articles, gifts, negotiable securities, tourism, catering, and other improper opportunities.

双方承诺不向对方的代理人或其他相关人员提供或给予任何利益，以获取交易机会或竞争优势。这些利益包括但不限于返利、现金、购物卡、物品、礼品、有价证券、旅游、餐饮和其他不当机会。

13.3 If any interest listed above is the usage of the particular trade or common practice, both Parties shall make it explicit in the Agreement and truthful keep it in the account.
如上述利益属于特定行业的惯例或常见做法，双方应在本协议中明确并如实记账。

13.4 The term "other relevant personnel" referred to in this Clause 13 refers to the interested person of the agents of each Party or the person who has a direct or indirect influence on the agents of each Party.
本条第 13 款所称"其他相关人员"是指各方代理人的利害关系人或对各方代理人有直接或间接影响的人。

13.5 Aforementioned commercial bribery conducted by any personnel of one party to this Agreement shall be deemed as the Party's act. If a Party violates this regulation, the observant Party may stop all cooperation with the delinquent Party and have the right to terminate the Agreement, take measures such as pausing delivery and service, freezing all accounts payable against the delinquent Party according to law. If the observant Party suffers from the commercial bribery of the delinquent Party, the delinquent Party shall bear the relevant losses.
本协议一方的任何人员进行上述商业贿赂应视为该方的行为。如果一方违反本规定，守约方可以停止与违约方的一切合作，并有权终止本协议，采取诸如暂停交付和服务、依法冻结所有应付账款等措施。守约方遭受违约方商业贿赂的，违约方应当承担相关损失。

14. LAW APPLICATION AND DISPUTE RESOLUTION 法律适用及争议解决

14.1 Both Parties agree that the signing, validity, interpretation and execution hereof and the settlement of disputes hereunder shall apply to the laws of Singapore, excluding conflict of laws.
双方同意，本协议的签署、有效性、解释、执行以及争议的解决适用于新加坡法律，法律冲突除外。

14.2 Any dispute arising from this Agreement between the Parties and any dispute relating to this Agreement shall be settled by both Parties with negotiation. If negotiations fail to resolve any dispute within thirty (30) days, then Clause 14.3 below shall apply.
双方因本协议产生的任何争议以及与本协议有关的任何争议应由双方协商解决。如果协商未能在三十天内解决任何争议，则应适用以下第 14.3 条的规定。

14.3 Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause. The seat of the arbitration shall be Singapore. The Tribunal shall consist of one (1) arbitrator. The language of the arbitration shall be English. The arbitration award shall be a final ruling and is legally binding on all parties. The losing party shall pay the winning party's attorney fees, arbitration fees, travel expenses and other rights-protection expenses arising from the arbitration.
因本协议产生的或与本协议有关的任何争议，包括与本协议的存在、有效性或终止有关的任何问题，应提交新加坡国际仲裁中心根据当时有效的新加坡国际仲裁中心仲裁规则进行仲裁，并最终通过仲裁解决，该规则被视为通过引用纳入本条款。仲裁地点应为新加坡。仲裁庭应由一名仲裁员组成。仲裁语言应为英语。仲裁裁决为终局裁决，对各方均具有法律约束力。败诉方应支付胜诉方因仲裁产生的律师费、仲裁费、差旅费和其他维权费用。

15. MISCELLANEOUS 其他事项

15.1 **ENTIRE AGREEMENT.** This Agreement, schedules and the documents annexed as appendices to this Agreement contain the whole agreement between the parties relating to the subject matter hereof and supersede all prior agreements, arrangements and understandings between the parties relating to that subject matter.

完整协议。本协议、附表和本协议附件文件包含了双方之间关于本协议主题的全部协议，并取代了双方之前关于该主题的所有契约、协议和约定。

15.2**VARIATION.** No variation of this Agreement shall be effective unless it is in writing and signed by the Parties (or their authorised representatives).
变更。除非以书面形式作出并经双方（或其授权代表）签字，否则对本协议的任何变更均属无效。

15.3**SEVERANCE.** The illegality, invalidity or unenforceability of any provision of this Agreement under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction nor the legality, validity or enforceability of any other provision of this Agreement.
可分性。本协议任何条款在任何司法管辖区的法律下的非法性、无效性或不可执行性，不影响其在任何其他司法管辖区的法律下的合法性、有效性或可执行性，也不影响本协议任何其他条款的合法性、有效性或可执行性。

15.4**ASSIGNMENT.** Party A shall not assign any of its rights under this Agreement without the prior consent of Party B. This Agreement shall apply to, and be binding in all respects upon, and inure to the benefit of the permitted legal assigns and successors in title by operation of law or otherwise.
转让。 未经乙方事先同意，甲方不得转让其在本协议项下的任何权利。本协议适用于并在各方面具有约束力，并符合允许的合法受让人和权利继承人的利益。 法律或其他方面的。

15.5**COUNTERPARTS.** This Agreement may be executed in any number of counterparts by the Parties and when the same have been executed by all such parties, this Agreement shall be binding on the Parties as if they had executed this Agreement in a single document. Such counterpart executed by one Party may be executed by electronic means (for example through Docusign, Adobe Sign, or similar electronic signing software), received by way of electronic mail (and shall be as valid and effectual as if executed as an original).
副本。本协议可以签署任意数量的副本，所有副本合在一起构成同一份文件。 各方可通过签署任何此类副本来订立本协议，且个副本可由双方签署和执行，并通过传真传输，其有效性和效力应与签署的正本相同。由一方执行的此类对应文件可以通过电子方式（例如通过 Docusign，Adobe Sign 或类似的电子签名软件）执行，通过电子邮件接收（并且应与执行原件一样有效和有效）。

15.6**THIRD-PARTY RIGHTS.** A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 2001 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists, or is available, apart from that Act.
第三方权利。根据《合同（第三方权利）法》（2001 年），非本协议一方的人无权执行本协议的任何条款，但并不影响第三方在该法之外的存在的，或可用的任何权利或补救措施。

15.7**REMEDIES.** No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the Parties shall not constitute a waiver by such party of the right to pursue any other available remedies.
补救措施。本协议任何条款所赋予的任何补救措施均不得有意排除法律、衡平法、成文法或其他法律规定的任何补救措施，且每项其他补救措施均应是累积的，并应是本协议项下或现有或将有的法律、衡平法、成文法或其他法律规定的所有其他补救措施的补充。任何一方选择任何一种或多种此类补救措施不构成该方放弃寻求任何其他可用补救措施的权利。

15.8**WAIVER.** Any party fails to exercise or delay the exercise of any right or remedy hereunder shall not be deemed a waiver of rights or remedies by any party. No separate or partial exercise of rights or remedies can prevent exercise of further or other rights or remedies, or to prevent other exercise of the rights or remedies.

弃权。任何一方未行使或延迟行使本协议项下的任何权利或补救措施，不应被视为任何一方放弃权利或补救措施。任何单独或部分行使权利或补救措施均不能阻止进一步或其他权利或补救措施的行使，或阻止其他权利或补救措施的行使。

15.9 **FURTHER ASSURANCE.** Each Party agrees, at its own expense, to do everything reasonably necessary to give effect to this Agreement and the transactions contemplated by it, including but not limited to the execution of documents, and to use all reasonable endeavours to cause relevant third parties to do likewise.
进一步保证。各方同意自费采取一切合理必要的措施，使本协议及其预期的交易生效，包括但不限于签署文件，并尽一切合理努力促使相关第三方也这样做。

15.10 **NO PARTNERSHIP OR AGENCY.** Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the parties, constitute any party the agent of another party, or authorise any party to make or enter into any commitments for or on behalf of any other party.
无合伙或代理关系。本协议任何内容均无意或不应视为在各方之间建立了任何合伙关系或合资关系，或使任何一方成为另一方的代理，或授权任何一方为另一方或代表另一方作出或达成任何承诺。

15.11 In case of inconsistency between Chinese (if any) and English versions of this Agreement, the English version shall prevail.
本协议中英文版本（如有）如有不一致之处，以英文版本为准。

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Schedule 1
附表 1

Services **服务**	**Specifications** **规格**	**Price (USD)** **价格 (美元)**	**Quantity** **数量**	**Total Price (USD)** **总价 (美元)**
Storage software service 存储软件服务费	For 720 days commencing from Effective Date	4.5 U/T	[6144] T	USD 27,648
DC Data service DC 数据服务		3500 U/P	[6] P	USD 21,000
Technical service fee 技术服务费		4% of reward 奖励的 [4]%	Last Full Month 上一个整月	4% of reward 奖励的 [4]%
Grand Total 总合计				**USD 48,648**

This Agreement, including the attached Schedules, is executed for and on behalf of the Parties in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement, as follows:
本协议，包括所附附表，由双方代表签署，一式多份，每份副本在签署时均应构成一份副本原件，但所有副本共同构成一份协议，如下：

Party A 甲方

Signed for and on behalf of
Mercurity Fintech Technology Holding Inc
代表甲方签字

/s/ Shi Qiu

Name 名字: Shi Qiu

Designation 职位: Chief Excutive Officer

Date 日期: 5/12/2023

Party B 乙方

Signed for and on behalf of
Origin Storage Pte Ltd
代表乙方签字

/s/ Guo Yong

Name 名字: Guo Yong

Designation 职位: Authorised Signatory
授权签字人

Date 日期: 5/12/2023